SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Norwood Avenue, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 -	Completion of Acquisition or Disposition of Assets

On December 30, 2008, the shareholders of M-Wave, Inc. (the “Company”) approved the sale of substantially all of its assets to M-Wave International, LLC, an Illinois limited liability company controlled by Joseph A. Turek, the Company’s Chief Executive Officer, and Robert Duke, the Company’s President, pursuant to the terms set forth in the Asset Purchase Agreement dated September 9, 2008 (the “Asset Purchase Agreement”).  As consideration for the acquisition, the Company received net cash proceeds of $455,000 at closing.  The proceeds are net of $45,000 in funds approved by the Board prior to the closing to be used for post-transaction activities.

Item 5.02 -	Departure of Directors or Certain Officers; Appointment of Certain Officers

(b)  On December 31, 2008, pursuant to the terms of the Asset Purchase Agreement, Joseph A. Turek resigned as Chief Executive Officer and Director of the Company, Robert Duke resigned as President, Gary Castagna resigned as Director, and Glenn Norem resigned as Director.  None of the individuals who resigned had any disagreements with the Company.

(c)  Following Mr. Turek’s resignation as Chief Executive Officer, the Board of Directors appointed Anthony Cataldo, the Company’s Chairman, as Chief Executive Officer.  Mr. Cataldo was appointed as Director of the Company on September 6, 2008 and was further appointed as Chairman of the Board on November 19, 2008.  Mr. Cataldo has been a private investor since April 2008.  He served as Chief Executive Officer and Chairman of VOIP, Inc.  (VOIC.PK), an emerging global provider of advanced communications services utilizing Voice over Internet Protocol (“VoIP”) technology, from September 2006 through April 2008.  Since January 2008 Mr. Cataldo also has served on the board of directors of Family Room Entertainment (OTC BB:FMYR).  Mr. Cataldo served as non-executive chairman of the board of directors of BrandPartners Group, Inc. (OTC BB:BPTR) a provider of integrated products and services dedicated to providing financial services and traditional retail clients with turn-key environmental solutions. From October 2003 through August 2006, Mr. Cataldo also served as non-executive co-chairman of the board of MultiCell Technologies, Inc. (OTC BB: MUCL) a supplier of functional, non-tumorigenic immortalized human hepatocytes from February 2005 through July 2006. Mr. Cataldo has also served as executive chairman of Calypte Biomedical Corporation (AMEX: HIV), a publicly traded biotechnology company, involved in development and sale of urine based HIV-1 screening test from May 2002 through November 2004.

The Company also appointed Mr. Jeff Figlewicz to serve as Vice President of Finance and Corporate Secretary.  Mr. Figlewicz has served in a variety of roles within the Company since June 2004, most recently serving as Chief Financial Officer since August 2006 and as Corporate Secretary since June 2005.  Prior to joining M-Wave, Mr. Figlewicz served as Controller with Ametek-National Controls from July 2002 through June 2004.

(d)  Concurrent with Mr. Castagna’s resignation, the Board appointed Michael D. Pruitt as a Class III Director, to fulfill Mr. Castagna’s term until the 2010 Annual Meeting.  Mr. Pruitt was appointed as Chairman of the Nominating Committee.  Mr. Pruitt was not appointed to any other committees at this time.  Mr. Pruitt is not a party to any material plans, contracts, or other arrangements with the Company.  Since April 2005, Mr. Pruitt has been Chairman and Chief Executive Officer of Chanticleer Holdings (OTCBB:CCLR). In 1998 Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments. Mr. Pruitt also formed Avenel Ventures, an innovative technology investment and business development company in 2000. Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold. He was the CEO and President of RCG Companies, Inc. (later changed to One Travel), a publicly traded holding company listed on the AMEX. Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business and the Athletic Committee of the Board of Trustees. He also sits on the Board of SYZYGY Entertainment, Ltd. (OTCBB:SYZG) and Chanticleer Holdings, Inc. (OTCBB:CEEH).

Following Mr. Norem’s resignation, the board appointed Sade Panahi as a Class III Director, to fulfill Mr. Norem’s term until the 2010 Annual Meeting.   Mr. Panahi was appointed as Chairman of the Compensation Committee.  Mr. Panahi was not appointed to any other committees at this time.  Mr. Panahi is not a party to any material plans, contracts, or other arrangements with the Company.   Mr. Panahi has experience in the alternative energy sector.  Mr. Panahi runs Panahi Investments, a boutique investment firm which provides research on land that may be deployed in the alternative energy sector with a primary focus on wind and solar power.  He was formerly a Director at Mariposa Properties, Inc., a company that along with its affiliates acquire land to be used by energy companies for wind or solar development.

Item 7.01 -	Regulation FD Disclosure.

On January 6, 2009, the Company issued a press release announcing: (i) that it had obtained shareholder approval for and completed the sale of substantially all of its assets; (ii) the board and executive officer appointments and resignations; and (iii) that the Company now plans to enter into the renewable energy business.

The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 7.01 of this current report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 -	Other Items.

The Company’s 2008 Annual Meeting of Stockholders was held on December 30, 2008.  The Company had 1,813,150 outstanding shares eligible to vote and received 1,547,647 proxies, or approximately 85% of its outstanding shares.

At the Company’s Annual Meeting of Stockholders, the Stockholders approved the sale of substantially all of its assets to M-Wave International, LLC.  The aggregate number of votes cast for, against, abstained, and non votes were as follows:  976,674 for; 15,133 against; 871 abstained; and 554,969 non votes.

At the Company’s Annual Meeting of Stockholders, the Stockholders reelected to the Company’s Board of Directors Mr. Bruce K. Nelson.  Mr. Nelson is a Class I Director and will serve a term ending upon the election of Class I Directors at the 2011 Annual Meeting of Stockholders.  The aggregate number of votes cast for, against, and abstained were as follows:  1,520,645 for; 26,203 against; and 799 abstained.

At the Company’s Annual Meeting of Stockholders, the Stockholders reelected to the Company’s Board of Directors Mr. Anthony J. Cataldo.  Mr. Cataldo is a Class I Director and will serve a term ending upon the election of Class I Directors at the 2011 Annual Meeting of Stockholders.  The aggregate number of votes cast for, against, and abstained were as follows:  1,520,841 for; 26,203 against; and 603 abstained.

Item 9.01 -	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of M-Wave, Inc. dated January 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Vice President of Finance and Corporate Secretary
Dated: January 6, 2009